UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      April 29, 1997



                         OAK TREE MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                    0-16206                02-0401674
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  (State or other jurisdiction         (Commission            (IRS Employer
         of incorporation)             File Number)         Identification No.)



           163-03 Horace Harding Expressway, Flushing, New York       11365
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               (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code      (718) 961-5224



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       (Former  name or former  address,  if changed  since last report.)







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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)      Previous independent accountants

          (i) On April 29, 1997 Oak Tree Medical Systems, Inc. (the "Company") was notified by the firm of Simon Krowitz Bolin & Associates, P.A., that they were resigning from the client-auditor relationship.

          (ii) The reports of Simon Krowitz Bolin & Associates, P.A., on the Company's financial statements for the two fiscal years ended May 31, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

          (iii)Subject to the qualification in the letter from Simon Krowitz Bolin & Associates, P.A., attached as Exhibit 16, in connection with the audit of the Company's financial statements for its two fiscal years ended May 31, 1996 and through April 29, 1997, there have been no disagreements with Simon Krowitz Bolin & Associates, P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Simon Krowitz Bolin & Associates, P.A., would have caused them to make reference thereto in their report on the financial statements for such fiscal years.

          (iv) Subject to the qualification in the letter from Simon Krowitz Bolin & Associates, P.A., attached as Exhibit 16, during the two fiscal years ended May 31, 1996 and through April 29, 1997, the Company was not advised of any of the matters referred to in Regulation S-B Item 304(a)(1)(iv)(B).

(b)      New independent accountants

          (i)  The Company has retained the  accounting  firm of Most Horowitz &
               Company,   LLP  as  independent   accountants  for  the  Company,
               effective June 6, 1997.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

16 Copy of letter from Simon Krowitz Bolin & Associates, P.A., dated June 19, 1997 addressed to the Securities and Exchange Commission


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            By:   /s/ Henry Dubbin
                                                  -------------------
                                                  Name:  Henry Dubbin
                                                  Title:    President


Date:  June 19, 1997



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